Exhibit 99.1

Media Contact:
Wendi Kopsick
Kekst and Company
212-521-4800

FOR IMMEDIATE RELEASE

FOOTSTAR, INC. ANNOUNCES NEW TRADING SYMBOL

MAHWAH, NEW JERSEY, March 13, 2006 – Footstar, Inc. today announced that its common stock is now trading on the Pink Sheets under the symbol FTAR. The Company’s stock formerly traded under the symbol FTSTQ. The symbol change follows the Company’s emergence from Chapter 11 last month.

Footstar, Inc. is a discount footwear retailer. The Company operates Meldisco licensed footwear departments nationwide in Kmart and Rite Aid Stores. The Company also distributes its own Thom McAn brand of quality leather footwear.

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